Exhibit 10.15

HENDERSON GROUP PLC

RULES OF THE HENDERSON GROUP PLC

US ESPP (AS AMENDED)

(ALSO KNOWN AS THE SHARESAVE PLAN USA)

Shareholder approval: 27 August 2008

Amended with shareholder approval: 11 May 2010

Re-approved by Shareholders (as amended): 4 May 2011

Henderson Group plc

US ESPP (as amended)

1              Purpose

The Henderson Group plc US ESPP (the “Plan”) is intended to encourage the employees of Participating Companies (as defined below) to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the “Board”) believes that employee ownership of the Company’s stock will incentivize employees to perform diligently their duties as employees and exert maximum efforts for the success of the Company. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding, the Board may establish one or more sub-plans under the Plan which do not qualify under Code Section 423 for Employees of Participating Companies outside of the United States in order to achieve tax, employment, securities law and/or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of such countries in order to allow such Employees to purchase Shares in a manner similar to the Plan.

2              Definitions

(a)           “Approved Leave of Absence” means an Employee’s leave of absence (e.g., military leave, maternity leave, sick leave or another bona fide leave of absence) with the prior approval of an authorized person of the Company or a Participating Company during which period the Employee’s employment relationship with the Company or a Participating Company is treated as continuing intact for purposes of the Plan; provided, however, that if the period of leave exceeds ninety (90) days and the individual’s right to re-employment with the Company or a Participating Company is not guaranteed either by statute or by contract, the employment relationship shall be deemed to terminate on the first day immediately following such 90-day period.

(b)           “ASX” means ASX Limited (ABN 98 008 624 691) or any successor body to it.

(c)           “ASX Listing Rules” means the listing rules of the ASX, as in force from time to time, as they apply to the Company.

(d)           “Board” means the Board of Directors of the Company or where appropriate a duly authorized committee thereof or, following a change of Control, the Board or duly authorised committee as constituted immediately prior to the change of Control.

(e)           “Capital Reorganization” means any variation in the Share capital or reserves of the Company (including, without limitation, by way of capitalization issue, rights issue, sub-division, consolidation or reduction).

(f)            “Company” means (Henderson Group plc), a company registered in Jersey No. (101484) by whatever name time to time.

(g)           “Control” has the meaning given to that word by Section 719 of the Income Tax (Earnings and Pensions) Act 2003.

(h)           “Dealing Day” means any day on which the London Stock Exchange is open for the transaction of business.

(i)            “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in Section 6 of the Plan.

(j)            “Employee” means any person who is treated as an employee of a Participating Company for purposes of Code Section 423 or, for Participating Companies in countries outside of the United States, any person treated as an employee as determined under local laws, rules and regulations.

(k)           “Exercise Date” means one or more dates during an Offering established by the Board on which Options granted under the Plan shall be exercised and as of which acquisitions of Shares shall be carried out in accordance with such Offering.

(l)            “Exercise Price” means the price per Share payable on the exercise of an Option as determined by the Board (subject to adjustment under Section 13), but which shall not be less than (in the case of any Offering which is not designated by the Board to be an Offering in connection with the International Plan) eighty- five percent (85%) of the Fair Market Value of a Share on the Grant Date and (where the Board designates an Offering to be made in connection with the International Plan), the Exercise Price shall be not less than eighty- five percent (85%) of the Fair Market Value of a Share on the Exercise Date.

(m)          “Fair Market Value” means the closing middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange, provided that if no quotation is reported for a particular date, “Fair Market Value” will be the closing middle market quotation for a Share on the closest preceding Dealing Day for which such quotation is provided unless otherwise determined by the Board. If the Share is no longer listed on the London Stock Exchange, “Fair Market Value” of a Share shall be determined by the Board.

(n)           “Grant Date” means a date selected by the Board for an Offering to commence.

(o)           “Grant Period” means the period of 42 days commencing on any of the following:

(i)            the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half year or other period,

(ii)           any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options; or

(iii)          any day on which any change to the legislation affecting savings-related share option schemes approved by the Inland Revenue under the Act is proposed or made or share plans that qualify under Code Section 423.

(p)           “International Plan” means the Henderson Group plc International Buy As You Earn Plan;

(q)           “Offering” means the grant of Options to acquire Shares under the Plan to Eligible Employees.

(r)           “Option” means an option to acquire Shares granted pursuant to the Plan.

(s)            “Option Holder” means an Eligible Employee who has elected to participate in the Plan and who holds an outstanding Option granted pursuant to the Plan.

(t)            “Participating Company” means Henderson Global Investors (North America) Inc. and any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively) of the Company designated from time to time by the Board for participation in the Plan.

(u)           “Purchase Period” means a period of time specified within an Offering beginning on the Grant Date (or on the next day following an Exercise Date within an Offering) and ending on an Exercise Date, at the end of which Options granted under the Plan shall be exercised and Shares acquired on behalf of Option Holders. An Offering may consist of one or more Purchase Periods.

(v)           “Representative” means the person entitled to acquire, or direct the acquisition of, the Options under the Option Holder’s will or the laws of intestate succession.

(w)          “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Share Option Plan” means any employee share option plan established by the Company.

(y)           “Shares” means fully paid and irredeemable ordinary shares in the capital of the Company, or shares representing those shares following any Capital Reorganization.

(z)           “Qualifying Event” means an Option Holder’s cessation of employment with the Company and each Participating Company by reason of (i) retirement at age 62, (ii) redundancy, (iii) injury, (iv) disability, (iv) death, (v) his or her employing company ceasing to be a Participating Company or (vi) the business (or part of a business) in which he or she is employed being transferred to a person who is not a Participating Company.

3              Administration

(a)           The Board shall administer the Plan. Subject to the provisions of the Plan, the Board shall have the power:

(i)            To determine when and how Options to acquire Shares shall be granted and the provisions of each Offering of such Options (which need not be identical).

(ii)           To convert, when necessary, any value denominated in UK Sterling and pence to equivalent US Dollars and cents (and vice versa) based on a currency exchange rate that it selects for such purpose.

(iii)          To designate from time to time which Participating Companies shall be eligible to participate in the Plan.

(iv)          To construe and interpret the Plan and Options granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan.

(v)           To amend the Plan as provided in Section 14.

(vi)          Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Participating Companies and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Code Section 423.

(b)           All determinations of the Board shall be final and binding on Employees, Option Holders and any other party claiming a right or a benefit under the Plan or in connection with any Offering.

4              Shares Subject to the Plan

(a)           Subject to the provisions of Section 13 relating to adjustments upon Capital Reorganizations, the Shares that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate five million (5,000,000) Shares. If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not acquired under such Option shall again become available for issuance under the Plan.

(b)           The Shares subject to the Plan may be authorized but unissued Shares, Shares that have been bought on the open market or Shares of treasury stock (or any combination thereof).

(c)           No Options to subscribe for Shares shall be granted to the extent that the result of that grant would be that the aggregate number of Shares that could be issued on the exercise of that Option and any other Options granted at the same time, when added to the number of Shares that:

(i)            could be issued on the exercise of any other subsisting share options granted during the preceding ten years under the Plan or any other Share Option Plan; and

(ii)           have been issued on the exercise of any share options granted during the preceding ten years under the Plan or any other Share Option Plan; and

(iii)          have been issued during the preceding ten years under any profit sharing or other employee share incentive plan (not being a Share Option Plan),

would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue.

(d)           Reference in this Section 4 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment (but not transfer) of Shares and shall include the transfer of Shares from treasury (but only until such time as the guidelines issued by institutional investor bodies cease to provide that they need to be so included). Where Shares are or will be allotted or issued to a trustee of an employee benefit trust for the purpose of satisfying Options by way of a transfer of Shares by the trustee, such Shares should be treated as issued or capable of being issued for the purpose of this Section 4.

5              Grant of Options; Offering

(a)           The Board may from time to time grant or provide for the grant of Options to acquire Shares under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on the Grant Date or Grant Dates selected by the Board, provided that any invitation to Eligible Employees to participate in an Offering shall be made within the Grant Period. Subject to the Plan, each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and shall comply with the requirement of Code Section 423(b)(5) that all Eligible Employees granted Options to acquire Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Grant Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b)           If an Option Holder has more than one Option outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Option Holder shall be deemed to apply to all of his or her Options under the Plan, and (ii) an Option with a lower Exercise Price (or an earlier-granted Option, if different Options have identical Exercise Prices) shall be exercised to the fullest possible extent before an Option with a higher Exercise Price (or a later-granted Option, if different Options have identical Exercise Prices) shall be exercised.

6              Eligibility

(a)           Options may be granted only to Employees of a Participating Company. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Options under the Plan unless, on the Grant Date, such Employee has been in the employ of the Participating Company for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Options under the Plan unless, on the Grant Date, such Employee’s customary employment with the Participating Company is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b)           The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive an Option under that Offering, which Option shall thereafter be deemed to be a part of that Offering. Such Option shall have the same characteristics as any Options originally granted under that Offering, as described herein, except that:

(i)            the date on which such Option is granted shall be the “Offering Date” of such Option for all purposes, including determination of the Exercise Price of such Option;

(ii)           the period of the Offering with respect to such Option shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)          the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Option under that Offering.

(c)           No Employee shall be eligible for the grant of any Options under the Plan if, immediately after any such Options are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Participating Company. For purposes of this Section 6(c), the rules of Code Section 424(d) shall apply in determining the stock ownership of any Employee, and stock which such Employee may acquire under all outstanding Options and options shall be treated as stock owned by such Employee.

(d)           As specified by Code Section 423(b)(8), an Eligible Employee may be granted Options under the Plan only if such Options, together with any other rights granted under all employee stock purchase plans of the Company and any Participating Companies, do not permit such Eligible Employee’s rights to acquire stock of the Company or any Participating Company to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time such rights are granted and which, with respect to the Plan, shall be determined as of their respective Grant Dates) for each calendar year in which such rights are outstanding at any time.

(e)           Officers of any designated Participating Company, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Code Section 423(b)(4)(D) shall not be eligible to participate.

7              Options; Exercise Price

(a)           On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted an Option to acquire up to that number of Shares purchasable with a minimum and maximum dollar amount designated by the Board, but in no event may the maximum dollar amount exceed twenty-five thousand dollars ($25,000).

(b)           The Board shall establish one (1) or more Exercise Dates during an Offering as of which Options granted under the Plan and pursuant to that Offering shall be exercised and acquisitions of Shares shall be carried out in accordance with such Offering.

(c)           The Board may designate any Offering to be an Offering to be made in connection with the International Plan. Where the Board designates an Offering to be made in connection with the International Plan, the Exercise Price shall be not less than eighty-five percent (85%) of the Fair Market Value of a Share on the Exercise Date. In the case of all other Offerings, the Exercise Price shall be not less than eighty- five percent (85%) of the Fair Market Value of a Share on the Grant Date.

(d)           In connection with each Offering made under the Plan, any individual Option Holder may acquire no more than 5,000 Shares during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of Shares that may be acquired by all Option Holders pursuant to such Offering. In addition, in connection with each Offering that contains more than one Exercise Date, the Board may specify a maximum aggregate number of Shares that may be acquired by all Option Holders on any given Exercise Date under the Offering. If the aggregate number of Shares issuable upon exercise of Options granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the Shares available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(e)           If at any time the number of Shares available for acquisition under the Plan is insufficient to grant to each Option Holder the right to acquire the full number of Shares to which he or she would otherwise be entitled, then each Option Holder will have the right to acquire that number of available Shares that is equal to the total number of available Shares multiplied by a fraction, the numerator of which is the accumulated amount of payroll deductions credited to the Option Holder’s account for the applicable Purchase Period and the denominator of which is the total amount accumulated amount of payroll deductions credited to all Option Holders’ account for the applicable Purchase Period.

8              Participation; Withdrawal; Termination

(a)           An Eligible Employee may become an Option Holder in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize after-tax payroll deductions in equal installments of an amount equal to at least the minimum required amount specified by the Board and of up to the maximum amount specified by the Board for the Offering. The payroll deductions made for each Option Holder shall be credited to a bookkeeping account for such Option Holder under the Plan and shall be deposited with the general funds of the Company or in an account with a custodian designated by the Board. If the money is deposited in an interest bearing account, distributions of accrued interest on such payroll deductions, if any, shall be made to the Option Holder at the end of each calendar year during the Offering, unless sooner distributed as provided under the Plan. Unless otherwise provided in the Offering, an Option Holder may not reduce (including to zero) or increase such payroll deductions once the Offering has commenced. To the extent provided in the Offering, an Option Holder may begin such payroll deductions after the beginning of the Offering. An Option Holder may make additional payments into his or her account only if specifically provided for in the Offering and only if the Option Holder has not already had the maximum permitted amount credited to his or her account during the Offering.

(b)           At any time during an Offering, an Option Holder may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may require. Such withdrawal may be elected at any time prior to five (5) business days before the first Exercise Date in the Offering. Upon such withdrawal from the Offering by an Option Holder, the Company shall distribute to such Option Holder all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Option Holder) under the Offering, with any accrued but unpaid interest, and such Option Holder’s Options and interest in that Offering shall immediately and automatically terminate. An Option Holder’s withdrawal from an Offering shall have no effect upon such Option Holder’s eligibility to participate in any other Offerings under the Plan, but such Option Holder shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)           Payroll deductions with respect to any Option Holder will automatically terminate upon the Option Holder’s cessation of employment with each Participating Company. If the cessation of employment is by reason of a Qualifying Event, the Company shall not issue shares in exercise of such Option Holder’s Options unless the Option Holder makes an election in accordance with Section 8(d) hereof. If the cessation of employment is for any other reason (i.e., not a Qualifying Event), the Option Holder’s Options and interest in that Offering shall immediately and automatically terminate, and the Company shall, as soon as reasonably practicable, refund the payroll deductions previously accumulated during the Offering and not theretofore applied to the acquisition of Shares, with any accrued but unpaid interest.

(d)           During the period commencing with a Qualifying Event and ending sixty (60) days thereafter, the Option Holder (or the Option Holder’s Representative) will be entitled, at his or her election, to (i) withdraw the payroll deductions accumulated during such Offering not theretofore applied to the acquisition of Shares thereby terminating his or her Option(s), or (ii) to have such funds applied to the acquisition of Shares. If no election is made prior to the expiration of sixty (60) days following a Qualifying Event, the Company shall, as soon as reasonably practicable, refund the payroll deductions previously accumulated during such Offering and not theretofore applied to the acquisition of Shares, with any accrued but unpaid interest and the Option shall immediately and automatically terminate. In the event the Option Holder (or the Option Holder’s Representative) elects to purchase all or any of the Shares to which he or she is entitled, then the Company and such Option Holder (or the Option Holder’s Representative) shall proceed in accordance with Section 9 hereof, except that for the purposes of this Section 8(d), Exercise Date shall mean the earlier of (i) thirty (30) days or (ii) the next Exercise Date, in either case, following the day the Company is notified of the Option Holder’s election.

(e)           During an Approved Leave of Absence, an Option Holder may continue to participate in the Plan but may (i) elect to suspend payroll deductions during such leave period by delivering a suspension notice to the Company, in such form as the Company may require and (ii) elect to make-up any missed payroll deductions by delivering the applicable amount in cash to the Company, in accordance with such procedures as the Company may establish.

(f)            Options granted under the Plan shall not be transferable by an Option Holder otherwise than by will or the laws of descent and distribution and during an Option Holder’s lifetime shall be exercisable only by such Option Holder.

(g)           The provisions of this Section 8 shall not apply to Option Holders in countries outside of the United States where payroll deductions are prohibited under local law. Such individuals shall be permitted to make payment under this Section 8 through such other form(s) of contribution with may be permitted under local law and approved by the Board, and which are specified in an applicable sub-plan of the Plan pursuant to Section 14(e).

9              Exercise; Delivery of Shares

(a)           On each Exercise Date during an Offering, if the Fair Market Value of a Share is greater than or equal to the Exercise Price of the Option (i.e., the Option is “at or in-the-money”), each Option Holder’s accumulated payroll deductions and other additional payments specifically provided for in the Offering shall be applied to the acquisition of Shares up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Exercise Price specified in the Offering and the Option will terminate with respect to any balance. No fractional shares shall be issued upon the exercise of Options granted under the Plan unless specifically provided for in the Offering.

(b)           On each Exercise Date during an Offering, if the Fair Market Value of a Share is less than the Exercise Price of the Option (i.e., the Option is “out-of-the-money”), each Option Holder’s accumulated payroll deductions and other additional payments specifically provided for in the Offering shall, as soon as reasonably practicable, be refunded to the Option Holder and the applicable Option shall immediately and automatically terminate.

(c)           If any amount of accumulated payroll deductions remains in an Option Holder’s account after the acquisition of Shares and such remaining amount is less than the amount required to acquire one Share on the final Exercise Date of an Offering, then such remaining amount shall be held in each such Option Holder’s account for the acquisition of Shares under the next Offering under the Plan, unless such Option Holder withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Option Holder after said final Exercise Date, with any accrued but unpaid interest. If any amount of accumulated payroll deductions remains in an Option Holder’s account after the acquisition of Shares and such remaining amount is equal to the amount required to acquire one (1) or more whole Shares on the final Exercise Date of the Offering, then such remaining amount shall be distributed in full to the Option Holder at the end of the Offering with any accrued but unpaid interest.

(d)           No Options granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act or is eligible for an exemption from the registration requirements thereof, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the

Plan. If on an Exercise Date during any Offering hereunder the Shares are not so registered or exempted or the Plan is not in such compliance, no Options granted under the Plan or any Offering shall be exercised on such Exercise Date, and the Exercise Date shall be delayed until the Shares are subject to such an effective registration statement or eligible under such an exemption, and the Plan is in such compliance, except that the Exercise Date shall in no event be more than twenty-seven (27) months from the Grant Date. If, on the Exercise Date under any Offering hereunder, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Options granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Option Holders, with any accrued but unpaid interest.

(e)           As promptly as reasonably practicable after each Exercise Date on which an acquisition of Shares occurs, the Company shall arrange for the issue or transfer to each Option Holder of the Shares acquired upon exercise of his or her Options. Alternatively, the Company may transfer the Shares to a custodian selected by the Company and such custodian shall hold the Shares in a separate account (or sub-account) in the name, and for the benefit, of the Option Holder. The Board may, in its discretion, require that particular Options be satisfied by the transfer of existing Shares purchased in the market.

10           Rights as a Shareholder

(a)           All Shares allotted or transferred upon the exercise of an Option shall rank pari passu in all respects with the Shares in issue at the Exercise Date save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.

(b)           Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company from time to time in force.

(c)           An Option Holder shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Options granted under the Plan unless and until the Option Holder’s Shares acquired upon exercise of Options granted under the Plan are recorded in the books of the Company (or its transfer agent).

(d)           Options do not confer any rights upon an Option Holder to participate in new issues of Shares prior to the exercise of Options.

11           General Offer; Compulsory Acquisition; Scheme of Arrangement; Voluntary Winding-up

(a)           If any person (either alone or together with any person acting in concert with him) makes a general offer to acquire the whole of the share capital of the Company (other than those shares which are already owned by him and/or any person acting in concert with him), the Company shall, as soon as reasonably practicable thereafter, give notice to each Option Holder of such general offer and, prior to the date on which the offer becomes or is declared unconditional in all respects, each Option Holder may exercise his Options within the period of six months following the date on which the offer becomes or is declared unconditional in all respects; provided that in no event may an Option be exercised later than twenty-seven (27) months after the Grant Date.

Failing any permitted exercise, the Options shall, without prejudice to the operation of Section 12, lapse automatically upon the expiry of the six month period; provided that if an event as described in Section 11(b) occurs during the six month period, the period during which the Options may be exercised shall be the shorter of the periods specified under this Section 11(a) and Section 11(b).

(b)           If any person becomes bound or entitled to give a notice under Part 18 of the Companies (Jersey) Law 1991 to acquire Shares, and the circumstances mentioned in Section 11(a) apply, each Option Holder may exercise his Options at any time during the period of thirty (30) days from the date on which such a notice is first issued (whether or not the Option Period has commenced; provided that in no event may an Option be exercised later than twenty-seven (27) months after the Grant Date.

Failing any permitted exercise the Options shall, without prejudice to the operation of Section 12, lapse automatically upon the expiry of the thirty (30) day period.

(c)           If under Article 125 of the Companies (Jersey) Law 1991 the court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any outstanding Options may be exercised within six months of the court sanctioning the compromise or arrangement, failing which exercise the Options shall, without prejudice to the operation of Section 12, lapse automatically; provided that in no event may an Option be exercised later than twenty-seven (27) months after the Grant Date.

Without prejudice to the operation of Section 12, Options shall not be exercisable without the consent of the Board under the provisions of this Section 11(c) if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement.

(d)           If notice is duly given of a resolution for a voluntary winding up of the Company, then an Option Holder may exercise his Options within the period of two months from the date of the resolution, but no later than twenty-seven (27) months after the Grant Date, failing which exercise the Options shall lapse automatically.

12           Option Rollover

(a)           If any company (the acquiring company):

(i)            obtains Control of the Company as a result of making:

(A)          a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or

(B)          a general offer to acquire all the Shares; or

(ii)           obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Article 125 of the Companies (Jersey) Law 1991; or

(iii)          becomes bound or entitled to acquire shares in the Company under Part 18 of the Companies (Jersey) Law 1991,

each Option Holder may at any time within six (6) months after:

(a)           the date on which the acquiring company obtains control of the Company; or

(b)           the date the Court sanctions the compromise or arrangement,

by agreement with the acquiring company release any Option which has not lapsed (the “old option”) in consideration of the grant to him of an option (the “new option”) which is equivalent to the old option but relates to shares in a different company (the “new grantor”).

(b)           The new option shall not be regarded for the purposes of Section 12(a) as equivalent to the old option unless the conditions set out in paragraph 39(4) of Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003 are satisfied and, in relation to the new option, the provisions of the Plan shall be construed as if:

(i)            the new option were an option granted under the Plan at the same time as the old option;

(ii)           references to the Company in Sections 8, 9, 10, 11, 12, 13, 14 and 16 were references to the new grantor provided that references to Participating Company shall continue to be construed as if references to the Company within this definition were to Henderson Group plc;

(iii)          references to the Board in Sections 13 and 16 were references to the board of directors of the new grantor;

(iv)          references to Shares were references to shares in the new grantor;

(v)           the participation agreement delivered in connection with the old option had been made in connection with the new option; and

(vi)          the Exercise Date in relation to the new option was the same as that in relation to the old option.

(c)           Any option rollover contemplated by this Section 12 must also be compliant with the applicable requirements of Sections 423 and 424 of the Code.

13           Adjustments upon Capital Reorganization

In the event of any Capital Reorganization, the definition of Shares, the Exercise Price and/or the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine; provided that:

(a)           if any adjustment is made under Section 13 at a time when the Company is included in the official list of the ASX, such adjustment shall comply with the ASX Listing Rules in force at the time of the Capital Reorganization;

(b)           no adjustment shall be made pursuant to this Section which would increase the aggregate Exercise Price of any Option;

(c)           except as provided in this subparagraph (d) no adjustment may have the effect of reducing the Exercise Price to less than the nominal value of a Share. Where an Option subsists over both issued or unissued Shares any such adjustment may only be made if the reduction of the Exercise Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment to the Exercise Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorized to capitalize from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Board may apply such sum in paying up such amount on such Shares and so that on exercise of any Option in respect of which such reduction shall have been made the Board shall capitalize such sum (if any) and apply the same in paying up such amount as aforesaid; and

(d)           in respect of an Option under which Shares are to be transferred, prior notification shall be given to the person holding the Shares to which the Option relates.

The Board’s determinations hereunder shall be final, binding and conclusive.

14           Amendment of the Plan

The decision of the Board shall be final and binding in all matters relating to the Plan and the Board may at any time suspend or terminate the Plan, discontinue the grant of further Options or amend any of the provisions of the Plan in any way it thinks fit; provided that:

(a)           except as herein provided, the Board shall not make any amendment (not being an amendment that is necessary or desirable in order to maintain the tax qualified status of the Plan under Code Section 423) that would materially prejudice the interests of existing Option Holders except with the prior consent or sanction of Option Holders who, if they exercised their Options in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Options;

(b)           no amendment to the advantage of Eligible Employees or Option Holders may be made:

(i)            to the definition of Eligible Employee in Section 2 and the rules governing eligibility for participation in the Plan;

(ii)           to the definition of Participating Company;

(iii)          to the limitations on the number of Shares subject to the Plan;

(iv)          to the maximum entitlement for any Eligible Employee under the Plan;

(v)           the basis for determining an Eligible Employee’s entitlement to Shares under the Plan;

(vi)          to the terms of Shares to be provided under the Plan; and

(vii)         to the adjustments to Options, under Section 13, in the event of a Capital Reorganization,

without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Eligible Employees and Option Holders or the Company or any Participating Company;

(c)           without prejudice to any provision of the Plan which provides for the termination of an Option, the Board may not cancel an Option unless the Option Holder agrees in writing to such cancellation; and

(d)           at any time while the Company is included in the official list of the ASX, no amendment may be made to these rules and no other changes may be made to Options except in accordance with the ASX Listing Rules.

(e)           Notwithstanding anything in the Plan to the contrary, the Board may, in its sole discretion, establish one or more sub-plans of the Plan which do not satisfy the requirements under Code Section 423 for purposes of effectuating the participation of Employees located in countries outside of the United States. For purposes of the foregoing, the Board may establish one or more sub-plans to: (a) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where a Participating Company is located; (b) amend or vary the terms of the Plan in each country where a Participating Company is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Option Holders and/or the Participating Company; or (c) amend or vary the terms of the Plan in each country outside of the United States where a Participating Company is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Any non- Code Section 423 sub-plan shall be reflected in a written Appendix to the Plan for each Participating Company in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of Shares authorized to be issued under the Plan shall include any Shares issued under such non-Code Section 423 sub-plan. To the extent permitted under applicable law, the Board may delegate its authority and responsibilities under this Section 14(e) to an appropriate sub-committee consisting of one or more officers of the Company.

15           Effective Date; Term of Plan

The Plan shall become effective on the date it is adopted by the Board and continue in effect until 4 May 2021 unless sooner terminated under Section 15 hereof. For the avoidance of doubt, any Options made under the Plan prior to its termination shall remain in effect until such Options have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Offering. Notwithstanding the foregoing, no Options granted under the Plan shall be exercised to any extent unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, and if such approval is not obtained during the requisite twelve (12) month period, all payroll deductions accumulated during the Offering shall be distributed to the Option Holders, with any accrued but unpaid interest.

16           General

(a)           The rights and obligations of an Option Holder under the terms and conditions of his office or employment shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Option Holder’s terms of employment shall be varied accordingly.

(b)           The existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c)           Any notice or other document required to be given under or in connection with the Plan may be delivered to an Option Holder or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Plan to be appropriate. Notices sent by post shall be deemed to have been given on the day following the date of posting. Any notice or other document required to be given to the Plan under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Board may from time to time determine and notify to Option Holders).

(d)           Benefits under this Plan shall not be pensionable and shall not be taken into account for the purpose of determining any benefits under any benefit plan of the Company or any Participating Company (or any agreement with the Company or any Participating Company) unless such plan (or agreement) specifically provides otherwise.

(e)           The Company, or where the Board so directs any subsidiary, shall pay the appropriate stamp duty on behalf of the Option Holders in respect of any transfer of Shares on the exercise of the Options.

(f)            The invalidity or non-enforceability of any provision of the Plan shall not affect the validity or enforceability of the remaining provisions of the Plan which shall continue in full force and effect.

(g)           The Plan and each Offering shall be governed by, and construed in accordance with, the laws of England. All disputes arising out of or in connection with the Plan or any Offering shall be subject to the exclusive jurisdiction of the courts of England and Wales.